EXHIBIT 99.1

[LOGO]  CBS CORPORATION
51 WEST 52 STREET
NEW YORK, NEW YORK 10019-6188






     CBS CORPORATION SETS RECORD DATE FOR VIACOM MERGER VOTE


New York, NY, November 1, 1999 - CBS Corporation (NYSE: CBS) announced today that it has set November 12, 1999 as the record date for determining the stockholders entitled to vote at the Special Meeting of Stockholders to approve the merger with Viacom Inc. (NYSE: VIA, VIA. B). Viacom has also set November 12, 1999 as the record date for determining the stockholders entitled to vote at the Viacom Special Meeting of Stockholders concerning the merger. Holders of CBS Common and Series B Preferred Stock and Viacom Class A Common Stock at the close of business on that date are entitled to notice of and to vote at the respective meetings. Dates for the Viacom and CBS Special meetings have not yet been set.

CBS Corporation is composed of CBS Television, Cable and a majority stake in Infinity Broadcasting Corporation, its radio and outdoor business. CBS Television is comprised of the CBS Television Network and 16 CBS owned television stations, eight of which are in the Top 10 markets. CBS Cable consists of two country networks and regional sports operations. Infinity Broadcasting Corporation operates 163 radio stations and TDI, the Company's outdoor business.
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Press Contacts:     Gil Schwartz        212-975-2121
                    Dana McClintock     212-975-1077